Exhibit 99.1

News Release
Contact:      Walt Standish, President and Chief Executive Officer
                      843.916.7813
                      Dick Burch, Executive Vice President and Chief Financial Officer
                      843.916.7806

FOR IMMEDIATE RELEASE

Beach First Earnings Grow 75% for Third Quarter; 105% Year-to-Date

Myrtle Beach, SC, October 17, 2006 – Beach First National Bancshares, Inc. (NASDAQ: BFNB) today announced that its net income for the nine months ended September 30, 2006, increased 104.7% over figures reported for the same period in 2005.

Net income for the quarter ended September 30, 2006 increased 75.1%, totaling $1,729,819, or $0.53 per diluted share, when compared to $987,551, or $0.30 per diluted share, for the same period a year ago. As of September 30, 2006, total assets were $492.0 million, which represents an increase of 44.0% compared to September 30, 2005. Total deposits grew to $382.8 million, an increase of 43.3% from September 30, 2005. Total loans grew to $403.8 million, a 43.9% increase from September 30, 2005.

Net income for the nine months ended September 30, 2006 increased $2,232,065, totaling $4,364,717, or $1.34 per diluted share, an increase of 104.7% when compared to $2,132,652, or $0.83 per diluted share, for the nine months ended September 30, 2005.

Return on average shareholders’ equity was 13.93% for the nine months ended September 30, 2006 (annualized), compared to 10.81% for the same period in 2005 (annualized). The net interest margin declined slightly to 4.57% at September 30, 2006, compared to 4.65% at September 30, 2005. Book value per share was $13.71 per share at September 30, 2006, compared to $12.06 per share at September 30, 2005.

Walt Standish, president and chief executive officer, said, “Beach First’s third quarter performance can be attributed to our favorable net interest margin, fueled by our ability to meet strong loan demand and by growth of deposits as we have promoted competitive and special rates in all markets. During the third quarter, we continued to make progress on our new headquarters at the corner of 38th Avenue North and Grissom Parkway in Myrtle Beach and expect to occupy the new building in December 2006.”

Beach First National Bancshares, Inc. is the parent of Beach First National Bank, a $492.0 million financial company headquartered in Myrtle Beach, South Carolina. Beach First operates six banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and offers a full line of banking products and services, including NetTeller internet banking. The company’s stock trades on the NASDAQ Global Market under the symbol BFNB and the website is beachfirst.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Balance Sheets

	September 30,		December 31,
	2006	2005	2005
	(unaudited)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$6,694,944	$5,156,506	$4,284,868
Federal funds sold and short term investments	235,866	607,305	25,521,071
Investment securities available for sale	62,892,627	45,392,922	43,975,876
Loans, net	398,145,937	276,693,072	307,424,435
Federal Reserve Bank stock	984,000	534,000	534,000
Federal Home Loan Bank stock	2,475,600	1,448,900	2,011,400
Premises and equipment, net	11,197,614	5,112,738	6,672,507
Cash value life insurance	3,393,144	3,271,008	3,301,417
Investment in BFNB Trusts	310,000	310,000	-
Other assets	5,705,823	3,290,746	3,663,660

Total assets	$492,035,555	$341,817,197	$397,389,234

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits
Noninterest bearing deposits	$35,560,935	$34,066,310	$31,152,603
Interest bearing deposits	347,223,536	233,029,902	279,741,607
Total deposits	382,784,471	267,096,212	310,894,210
Advances from Federal Home Loan Bank	37,500,000	21,500,000	34,000,000
Other borrowings	14,780,469	3,080,000	1,504,009
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	3,085,054	1,626,547	1,555,602

Total liabilities	448,459,994	303,612,759	358,263,821

SHAREHOLDERS’ EQUITY:
Common stock, $1 par value; 10,000,000 shares authorized;
shares issued and outstanding - 3,179,008 at September 30,
2006, 3,168,458 at September 30, 2005 and 3,169,958 at
December 31, 2005	3,179,008	3,168,458	3,169,958
Paid-in capital	30,247,080	30,277,536	30,157,843
Retained earnings	10,878,299	5,286,591	6,513,582
Accumulated other comprehensive income (loss)	(728,826)	(528,147)	(715,970)

Total shareholders’ equity	43,575,561	38,204,438	39,125,413

Total liabilities and shareholders’ equity	$492,035,555	$341,817,197	$397,389,234

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Operations
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
INTEREST INCOME
Interest and fees on loans	$23,439,481	$13,143,631	$8,816,443	$5,178,211
Investment securities	2,048,424	1,326,583	786,308	485,766
Fed funds sold and short term investments	330,493	121,432	93,509	48,141

Total interest income	25,818,398	14,591,646	9,696,260	5,712,118

INTEREST EXPENSE
Deposits	9,502,940	3,991,768	3,651,980	1,549,433
Short-term borrowings	1,066,931	428,115	379,518	152,914
Long-term borrowings-junior subordinated debt	568,977	362,427	202,150	152,913

Total interest expense	11,138,848	4,782,310	4,233,648	1,855,260

Net interest income	14,679,550	9,809,336	5,462,612	3,856,858

PROVISION FOR POSSIBLE LOAN
LOSSES	1,778,600	1,643,000	591,200	544,000

Net interest income after provision
for possible loan losses	12,900,950	8,166,336	4,871,412	3,312,858

NONINTEREST INCOME
Service fees on deposit accounts	381,611	407,166	119,663	124,897
Gain on sale of loans	60,392	14,610	-	-
Gain on sale of mortgage loans	258,842	-	258,842	-
Loss on sale of investment securities		(3,935)	-	(13,600)
Income from cash value life insurance	106,996	68,371	36,469	21,472
Income from mortgage operations	792,119	180,541	671,245	74,224
Other income	909,829	157,166	150,803	61,778

Total noninterest income	2,509,789	823,919	1,237,022	268,771

NONINTEREST EXPENSES
Salaries and wages	4,205,389	2,634,429	1,715,590	982,170
Employee benefits	762,497	491,417	328,788	166,455
Supplies and printing	89,542	75,487	30,181	25,964
Advertising and public relations	268,441	215,279	95,658	78,334
Professional fees	350,610	225,388	81,435	76,618
Depreciation and amortization	365,747	398,350	115,621	138,976
Occupancy	705,281	545,179	299,392	183,313
Data processing fees	389,333	335,706	142,557	115,494
Other operating expenses	1,448,729	735,046	589,519	274,362

Total noninterest expenses	8,585,569	5,656,281	3,398,741	2,041,686

Income before income taxes	6,825,170	3,333,974	2,709,693	1,539,943

INCOME TAX EXPENSE	2,460,453	1,201,322	979,874	552,392

Net income	$4,364,717	$2,132,652	$1,729,819	$987,551

BASIC NET INCOME PER COMMON SHARE	$1.37	$.86	$.54	$.31

DILUTED NET INCOME PER COMMON SHARE	$1.34	$.83	$.53	$.30

Weighted average common shares outstanding:
Basic	3,175,051	2,476,052	3,178,470	3,168,458
Diluted	3,248,391	2,563,420	3,254,874	3,255,826

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina

(Unaudited)
(In thousands)

Asset Quality Ratios and Other Data	September 30, 2006	September 30, 2005	December 31, 2005

Total nonperforming loans	$2,615	$1,010	$1,111

Allowance for loan losses	5,671	3,902	4,364

Nonperforming loans as a percent of total loans	0.65%	0.36%	0.36%

Nonperforming assets, past due and restructured
loans to total assets	0.62%	0.32%	0.28%

Net charge-offs to average total loans	0.13%	0.07%	0.10%

Allowance for loan losses to total loans	1.40%	1.39%	1.40%

Allowance for loan losses to nonperforming loans	216.85%	386.24%	392.80%

	For the nine months ended		For the Year ended
	September 30,		December 31,
	2006	2005	2005
Interest rate spread	4.04%	4.22%	4.10%
Net interest margin	4.57%	4.65%	4.67%